CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of The Prudential Variable Contract Account-24 and The Prudential Variable Contract Account-11 (“Registration Statement”) of our reports dated April 17, 2020 relating to the financial statements of the subaccounts listed in Appendix A, which appear in this Registration Statement. We also consent to the use in this Registration Statement of our report dated April 7, 2020 relating to the statutory financial statements of The Prudential Insurance Company of America, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

April 17, 2020

Appendix A

The Prudential Variable Contract Account-24

•	Prudential Equity Portfolio (Class I)
•	Prudential Diversified Bond Portfolio
•	Prudential Flexible Managed Portfolio
•	Prudential Conservative Balanced Portfolio
•	Prudential Stock Index Portfolio
•	Prudential Global Portfolio
•	Prudential Government Income Portfolio

The Prudential Variable Contract Account-11

•	Prudential Government Money Market Portfolio